UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
November 3, 2016
FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9005
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2016, Fresh Del Monte Produce Inc. (the “Company”) announced that Youssef Zakharia has been appointed as the Company’s President and Chief Operating Officer, effective November 3, 2016 upon the completion of the transition of the active employment of Hani El-Naffy, the Company’s former President and Chief Operating Officer, to his position as a consultant for the Company in accordance with the terms of the previously announced Separation and Release Agreement and Consulting Agreement. Also as previously announced, Mr. El-Naffy will remain as a member of the Company’s Board of Directors.
Mr. Zakharia, 55, most recently served as the Company’s Executive Vice President beginning in August 2016 and as the Company’s Vice President, Europe and Africa, a position he held from January 2016 until August 2016. From 2006 through December 2015, Mr. Zakharia served as Vice President for the Company’s Middle East and North Africa region. Prior to that time, he served as our Vice President, Human Resources for Europe, Africa and Middle East region from 2005 to 2006. From 2000 to 2005, Mr. Zakharia was the Director of Operations for the Europe, Africa and Middle East region. Before joining the Company, Mr. Zakharia served as the Director of Sales, Europe, Africa and Middle East for A.W. Chesterton from 1996 to 2000, and as Director of Operations for Nevada Power Company from 1990 to 1996.
As President and Chief Operating Officer, Mr. Zakharia will receive an initial annual base salary of $700,000. Mr. Zakharia also will be eligible to participate in other compensation and benefits programs that are available to the Company’s senior executive officers and generally to the Company’s U.S.-based employees.
There are no arrangements among Mr. Zakharia and any other persons pursuant to which he was appointed to the offices described above, and he does not have any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.
For additional information regarding the appointment of Mr. Zakharia, please see the Company’s press release, dated November 3, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.
(Registrant)

Date:	November 3, 2016	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 3, 2016.